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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           RESOURCES CONNECTION, INC.

             (Exact name of registrant as specified in its charter)

                Delaware                                  33-0832424
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 695 Town Center Drive, Suite 600, Costa Mesa, California 92626 (714) 430-6400
              (Address and Phone of principal executive offices)

________________________________________________________________________________

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


     Securities Act registration statement file number to which this form relates: 333-45000

     Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered

NONE                                         N/A


  Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
                               (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the Common Stock, par value $0.01 per share, of Resources Connection, Inc. (the "Registrant"). A description of such Common Stock is contained under the heading of "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 1, 2000 (Registration No. 333-45000), as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

     The following exhibits are filed as a part of this registration statement:

          (1) Registrant's Specimen Common Stock Certificate (filed with the Commission as Exhibit 4.3 to the Registrant's Registration Statement on Form S-1, No. 333-45000, as amended, and incorporated herein by reference).

          (2) Registrants Restated Certificate of Incorporation (filed with the Commission as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, No. 333-45000, as amended, and incorporated herein by reference).

          (3) Registrants Amendment to Restated Certificate of Incorporation (filed with the Commission as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, No. 333-45000, as amended, and incorporated herein by reference).

          (4) Registrant's Form of Second Restated Certificate of Incorporation, to be filed and become effective upon closing of this offering (filed with the Commission as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, No. 333-45000, as amended, and incorporated herein by reference).

          (5) Registrant's Bylaws (filed with the Commission as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, No. 333-45000, as amended, and incorporated herein by reference).

          (2) Registrant's Form of Amended and Restated Bylaws, to become effective upon closing of this offering (filed with the Commission as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, No. 333-45000, as amended, and incorporated herein by reference).
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Resources Connection, Inc.


Date:  December 12, 2000            By: /s/ STEPHEN J. GIUSTO
       -----------------                ---------------------
                                        Stephen J. Giusto
                                        Chief Financial Officer